Exhibit 15.3

Onestop Assurance PAC 10 Anson Road #13-09 International Plaza Singapore 079903 Tel: 9644 9531 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No.333-279569 on Form F-1 of our report dated May 20, 2024, relating to the financial statements of INLIF Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Onestop Assurance PAC

Singapore

April 28, 2025